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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             PRIME BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


       TEXAS                                             76-0088973
(State of incorporation                     (I.R.S. Employer Identification No.)
    or organization)

       12200 NORTHWEST FREEWAY
           HOUSTON, TEXAS                                   77092
(Address of principal executive offices)                  (Zip Code)


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.[x]

         Securities Act registration statement file number to which this form relates: 333-33001.

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None.
       Securities to be registered pursuant to Section 12(g) of the Act:

     Title of each class                          Name of each exchange on which
     to be so registered                          each class is to be registered

COMMON STOCK, PAR VALUE $.25 PER SHARE                 NASDAQ NATIONAL MARKET

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant incorporates by reference herein the information set forth under the caption "Description of Capital Stock" set forth in its preliminary prospectus dated September 17, 1997 included in Amendment No. 1 to its Registration Statement on Form S-1 (Registration No. 333-33001), filed with the Securities and Exchange Commission (the "Commission") on September 17, 1997, as such information may be amended in the final prospectus included or deemed to be included in such Registration Statement, as hereafter amended, in the form declared effective by the Commission (the "Registration Statement"). This Form 8-A is filed to register the Registrant's class of Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), concurrently with the registration of shares of Common Stock under the Securities Act of 1933, as amended ("Securities Act"), and in accordance with Rule 12d1-2 promulgated under the Exchange Act, will become effective concurrently with the effectiveness of the Registration Statement under the Securities Act.

ITEM 2.   EXHIBITS.

         The exhibits below are incorporated herein by reference to the exhibit of the same number in the Registrant's registration statement on Form S-1, as amended (Registration No. 333-33001) filed with the Commission.


3.1      Amended and Restated Articles of Incorporation of Prime Bancshares,
         Inc.

3.2      Amended and Restated Bylaws of Prime Bancshares, Inc.

4 Form of Certificate representing shares of Common Stock, par value $.25 per share.





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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            PRIME BANCSHARES, INC.



                                            By:/s/ E.J. Guzzo
                                            Name: E.J. Guzzo
                                            Title:   President



Date: September 17, 1997





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